2909 Hillcroft, Suite 420

Houston, TX  77057

713-467-2222

NEWS RELEASE

Press Contacts:

Rhonda Little
Sales and Marketing Coordinator
Phone: 800-880-2212
Email: rlittle@hartmaninvestment.com

Hartman XX Welcomes Half Price Books to Richardson Heights Shopping Center

RICHARDSON - Hartman Short Term Income Properties XX, Inc. (Hartman XX), a Houston based Real Estate Investment Trust, announced the addition of Half Price Books to the growing list of tenants at Richardson Heights Shopping Center that also includes Alamo Drafthouse, T J Maxx, Party City, Skechers, Krispy Kreme, and Payless Shoes.

“We are thrilled to welcome Half Price Books to Richardson Heights, and look forward to a long and mutually beneficial partnership,” said Al Hartman, President and CEO of Hartman XX.

Half Price Books’ Richardson Heights location will celebrate its grand opening Thursday, Feb. 26 through Sunday, March 1 with give-aways, promotional items, and a drawing for a $500 Half Price Books gift card.

About Hartman Short Term Income Properties XX, Inc.

Hartman Short Term Income Properties XX, Inc. is a Texas-centric REIT which owns nine properties in Dallas/Ft. Worth, Houston, and San Antonio. For additional information about Hartman XX visit www.HartmanREITs.com or call 800-880-2212. For more information, please contact Angela Clakley, at 713-467-2222.

The forward-looking statements contained in this news release speak only as of the date of its release, the company does not undertake to revise these forward-looking statements to reflect events after the date of this release.

This release contains certain forward-looking statements. Words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may” and “should” and their variations identify forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of Hartman Short Term Income Properties XX, Inc.’s annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.

Securities offered through D. H. Hill Securities, LLLP, Member FINRA/SIPC, 7821 FM 1960, Humble, TX 77346. (832) 644-1852.